UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37636 (Commission File Number)	26-4278917 (IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2017, Match Group, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (as previously amended by the first amendment to the original report filed on October 5, 2017, the “Original 8-K”) reporting that Amanda W. Ginsberg, then CEO of Match Group Americas, was appointed Chief Executive Officer of the Company, effective January 1, 2018, succeeding Gregory R. Blatt, who would remain in his role as Chairman and Chief Executive Officer of the Company through the end of the year. This second amendment amends the Original 8-K to update the effective date of this transition.
Since the announcement in August, Mr. Blatt and Ms. Ginsberg have been working diligently to ensure a smooth transition of CEO responsibilities. In doing so, Mr. Blatt and Ms. Ginsberg determined that these objectives would best be served through Ms. Ginsberg formally assuming her new responsibilities earlier than previously contemplated and Mr. Blatt continuing to assist Ms. Ginsberg in the transition for some period following that assumption. Accordingly, effective December 5, 2017, Ms. Ginsberg assumed the role of Chief Executive Officer of the Company. In addition, on December 6, 2017, Joseph Levin was appointed Chairman of the Board of Directors (in a non-executive capacity) of the Company, succeeding Mr. Blatt in that role, and Mr. Blatt was appointed non-executive Vice Chairman of the Board. Mr. Blatt will continue to serve as a non-executive employee of the Company through year-end and as a member of the Board thereafter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
General Counsel & Secretary

Date: December 7, 2017